                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 27, 1998


                                 Panavision Inc.
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             (Exact Name of Registrant as specified in its Charter)



         Delaware                 001-12391                 13-3593063
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(State or other jurisdiction      (Commission File No.)     (I.R.S. Employer
      of corporation)                                       Identification No.)



6219 De Soto Avenue
Woodlands Hills, California                                       91367
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(Address of Principal                                           (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code:            (818) 316-1000
                                                     --------------------------

                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On March 16, 1998, the Company updated its pro forma financial information previously filed with the Securities and Exchange Commission on the Company's Current Report on Form 8-K, dated January 27, 1998. Such updated pro forma information is included herein in Item 7.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired:  None
         (b) Pro Forma Financial Information: Unaudited Pro Forma Financial Data of Panavision Inc.
         (c)      Exhibits:   None.

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 give pro forma effect to the FSG Acquisition, the Panavision Recapitalization and the Recapitalization Financings (including the Panavision Assumption) as if such transactions had been consummated on January 1, 1997. The pro forma condensed consolidated balance sheet as of December 31, 1997 gives pro forma effect to the Panavision Recapitalization and the Recapitalization Financings (including the Panavision Assumption) as if such transactions had been consummated on December 31, 1997. The pro forma financial statements assume that an aggregate of 88% of the Holders' shares of Panavision Common Stock is converted into the right to receive cash. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma financial statements do not purport to represent the results of operations or the financial position of Panavision and its subsidiaries that actually would have occurred had the foregoing transactions (the 'Transactions') been consummated on the aforesaid dates.

     The pro forma condensed consolidated statements of operations and other data exclude the following non-recurring charges which will be reflected in the Company's statement of operations in connection with the Panavision Recapitalization and the Recapitalization Financings in the period in which the transaction closes: (i) $29.3 million relating to the cash settlement of unexercised stock options; (ii) approximately $17.5 million relating to the purchase by the Company of shares acquired through the exercise of certain stock options; (iii) $6.0 million relating to transaction expenses; (iv) $2.3 million increase in the valuation allowance on deferred tax assets in connection with the Panavision Recapitalization; and (v) an extraordinary charge of $1.8 million relating to the write-off of deferred financing costs relating to the repayment of borrowings under the Company's existing credit agreement.

     The Panavision Recapitalization will be accounted for as a recapitalization as there will be a significant continuation of stockholder ownership. Accordingly, the transaction will have no impact on the historical basis of the Company's assets and liabilities.

     The FSG Acquisition has been recorded under the purchase method of accounting, and accordingly, FSG's operating results have been included in the Company's consolidated financial statements since the acquisition date of June 5, 1997. The purchase price of the FSG Acquisition plus direct acquisition-related costs have been allocated based on fair values of the acquired assets and assumed liabilities. The Company has also provided approximately $6.3 million to cover the estimated transaction costs, lease cancellation costs and severance related to the acquired businesses. Goodwill of approximately $9.7 million was recognized as part of the transaction and is being amortized over 30 years. The amounts for FSG included in the accompanying unaudited pro forma condensed consolidated financial statements for the period ended December 31, 1997, are based on unaudited management information compiled for each FSG operation from January 1, 1997 up to the date of the acquisition, June 4, 1997. See 'INCORPORATION OF DOCUMENTS BY REFERENCE.' All FSG amounts have been converted into U.S. dollars at the appropriate exchange rates (after adjustment for minor differences between U.K. and the U.S. generally accepted accounting principles).

                                PANAVISION INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  YEAR ENDED DECEMBER 31, 1997
                                      ------------------------------------------------------------------------------------
                                                HISTORICAL
                                      -------------------------------
                                                           FSG                  PRO FORMA ADJUSTMENTS
                                                     JANUARY 1, 1997       -------------------------------
                                                            TO                 FSG           PANAVISION        PANAVISION
                                      PANAVISION       JUNE 4, 1997        ACQUISITION    RECAPITALIZATION    PRO FORMA(I)
                                      -----------    ----------------      -----------    ----------------    ------------
Revenues...........................    $ 176,863         $ 27,802            $(1,819)(a)      $     --          $202,846
Cost of revenues...................       90,879           16,751             (1,819)(a)                         105,726
                                                                                 (85)(b)
                                      -----------    ----------------      -----------    ----------------    ------------
Gross margin.......................       85,984           11,051                 85                              97,120
Operating costs....................       52,069           10,488                130(c)          1,531(g)         63,467
                                                                                (500)(d)          (251)(g)
                                      -----------    ----------------      -----------    ----------------    ------------
Operating income (loss)............       33,915              563                455            (1,280)           33,653
Interest income....................          484                                                                     484
Interest expense...................       (6,869)            (280)            (1,471)(e)       (39,775)(h)       (39,775)
                                                                                                 8,620(h)
Foreign exchange loss..............         (105)                                                                   (105)
Other, net.........................        1,315              276                                                  1,591
                                      -----------    ----------------      -----------    ----------------    ------------
Income (loss) before income
  taxes............................       28,740              559             (1,016)          (32,435)           (4,152)
Income tax (provision) benefit.....       (9,252)            (179)               287(f)          6,273(f)         (2,871)
                                      -----------    ----------------      -----------    ----------------    ------------
Net income (loss) before
  extraordinary item...............    $  19,488         $    380            $  (729)         $(26,162)         $ (7,023)
                                      -----------    ----------------      -----------    ----------------    ------------
                                      -----------    ----------------      -----------    ----------------    ------------
Basic earnings (loss) per common
  share............................    $    1.07                                                                $  (0.87)

Shares used in the computation.....       18,174                                                                   8,056
Diluted earnings (loss) per common
  share............................    $    1.03                                                                $  (0.87)
Shares used in the computation ....       19,012                                                                   8,056

     See Notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                  Operations.

PANAVISION INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

(a) To eliminate intercompany revenues between the Company and FSG and the related cost of sales.
(b) To adjust depreciation expense for the revaluation of assets and to conform estimated useful lives.
(c) To reflect the amortization of goodwill resulting from the FSG Acquisition.
(d) To eliminate management fees paid to Visual Action Holdings, plc.
(e) To reflect higher interest expense due to additional borrowings required for the FSG Acquisition.
(f) The pro forma provision for income taxes primarily consists of state, local and foreign taxes. Pro forma tax adjustments reflect a benefit for foreign taxes related to the FSG Acquisition and the elimination of federal and state income taxes (other than certain state minimum taxes) as a result of additional interest expense and amortization of deferred charges related to the Panavision Recapitalization. The Company has not reflected a federal tax benefit relating to its losses as it is more likely than not that it will not be able to realize benefit for such losses in the future.
(g) To reflect the elimination of historical amortization of deferred financing charges on debt retired and the amortization of deferred financing charges on the Notes assumed in connection with the Panavision Recapitalization and the New Credit Agreement.
(h) To reflect interest expense on the Notes, compounded semiannually, borrowings under the New Credit Agreement and elimination of historical interest expense:

                                                                                                        YEAR ENDED
                                                                                                       DECEMBER 31,
INTEREST EXPENSE                                                                                           1997
----------------------------------------------------------------------------------------------------   ------------
  Notes at 9.625%...................................................................................     $ 14,784
  Revolving Facility at 8.13%.......................................................................        4,788
  Tranche A Term Loan at 8.13%......................................................................        7,317
  Tranche B Term Loan at 8.38%......................................................................       12,570
  Other fees........................................................................................          316
                                                                                                       ------------
                                                                                                           39,775

  Interest expense on retired debt..................................................................        8,620
                                                                                                       ------------
  Net interest adjustment...........................................................................     $ 31,155
                                                                                                       ------------
                                                                                                       ------------

     A 0.125% change in the interest rate payable on borrowings under the New Credit Agreement would change annual interest expense as follows:

  Revolving Facility...............................................................................      $    77
  Tranche A Term Facility..........................................................................          113
  Tranche B Term Facility..........................................................................          187
                                                                                                      -------------
                                                                                                         $   377
                                                                                                      -------------
                                                                                                      -------------

     (i) In the event that all Holders, other than the Company's directors, officers, key employees and a trust established by an officer of the Company, elect to retain their shares of Panavision common stock, interest expense, net loss and basic and diluted loss per share would be $36,254, $(3,502) and $(.36), respectively. The shares used in computation for loss per share would be 9,821. See 'Effect of the Panavision Recapitalization.'

                                PANAVISION INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                  DECEMBER 31, 1997
                                                                     --------------------------------------------
                                                                      ACTUAL     RECAPITALIZATION    PRO FORMA(J)
                                                                     --------    ----------------    ------------
                              ASSETS
Current Assets:
  Cash and cash equivalents.......................................   $ 11,020       $  144,000(a)     $    6,000
                                                                                       293,896(b)
                                                                                       154,377(c)
                                                                                      (444,145)(d)
                                                                                       (29,264)(e)
                                                                                      (124,999)(f)
                                                                                        (6,000)(g)
                                                                                         7,115(i)
  Accounts receivable.............................................     25,645                             25,645
  Inventories.....................................................      8,540                              8,540
  Prepaid expenses and other current assets.......................     16,072           (7,115)(i)         8,957

                                                                     --------    ----------------    ------------
Total current assets..............................................     61,277          (12,135)           49,142
Property, plant and equipment, net................................    199,038                            199,038
Deferred tax assets...............................................      2,329           (2,329)(h)            --
Goodwill..........................................................      9,859                              9,859
Other.............................................................      9,434            6,000(a)         18,612
                                                                                         5,000(b)
                                                                                        (1,822)(f)
                                                                     --------    ----------------    ------------
                                                                     $281,937       $   (5,286)       $  276,651
                                                                     --------    ----------------    ------------
                                                                     --------    ----------------    ------------


          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable................................................   $  9,819       $       --        $    9,819
  Accrued liabilities.............................................     23,745                             23,745
  Current maturities of long-term debt............................      5,383           (5,000)(f)           383
  Deferred tax liabilities........................................      5,387                              5,387
                                                                     --------    ----------------    ------------
Total current liabilities.........................................     44,334           (5,000)           39,334
Long-term debt....................................................    119,999         (119,999)(f)       448,896
                                                                                       150,000(a)
                                                                                       298,896(b)
Deferred tax liabilities..........................................      6,217                              6,217
Other liabilities.................................................      1,943                              1,943
Common stock......................................................        189               58(c)             81
                                                                                          (166)(d)
Additional paid-in capital........................................     77,053          154,319(c)             --
                                                                                      (231,372)(d)
Retained earnings (accumulated deficit)...........................     34,463         (212,607)(d)      (217,559)
                                                                                       (29,264)(e)
                                                                                        (1,822)(f)
                                                                                        (6,000)(g)
                                                                                        (2,329)(h)
Foreign currency translation adjustment...........................     (2,261)                            (2,261)
                                                                     --------    ----------------    ------------
Total stockholders' equity (deficit)..............................    109,444         (329,183)         (219,739)
                                                                     --------    ----------------    ------------
                                                                     $281,937       $   (5,286)       $  276,651
                                                                     --------    ----------------    ------------
                                                                     --------    ----------------    ------------


     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

                                PANAVISION INC.
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)

(a) Reflects the assumption of the Notes, net of the initial purchasers'

    discount and related fees and expenses.

(b) Reflects borrowings of $298,896 under the New Credit Agreement, net of related fees and expenses.

(c) Reflects the purchase by PX Holding of 5.8 million shares of Company Common Stock at $26.69 per share. See 'Effect of Panavision Recapitalization' and 'THE MERGER--Merger Sub Common Stock and PX Holding Stock Purchase' for a description of the basis for using a $26.69 per share purchase price.

(d) Reflects the conversion of 11.2 million shares of Company Common Stock owned by Warburg into redeemable preferred stock of the Company and the redemption of such stock at a price equivalent to $26.50 in cash per share of Company Common Stock and the purchase of 5.5 million shares from the public and management at a price of $27.00 per share of which $17,547 will be charged to expense in the Company's statement of operations due to the cash settlement of shares acquired through the exercise of certain stock options.

(e) Reflects the cash payment made to settle unexercised options in connection with the Panavision Recapitalization which will be charged to expense in the Company's statement of operations.

(f) Reflects the payment of existing debt of the Company and the write-off of related deferred charges of $1,822.

(g) Reflects fees and expenses related to the Panavision Recapitalization which will be charged to expense in the Company's statement of operations.

(h) Reflects the increase in valuation allowance on deferred tax asset in connection with the Panavision Recapitalization.

(i) Reflects the repayment of notes due to the Company from officers and key employees which are due upon completion of the Panavision Recapitalization.

(j) In the event that all Holders, other than the Company's directors, officers, key employees and a trust established by an officer of the Company, elect to retain their shares of Panavision Common Stock, total debt and Stockholders' Deficit would be $403,135 and $173,595, respectively. See 'Effect of Panavision Recapitalization.'

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act, of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  March 19, 1998                 By: /s/  Jeffrey J. Marcketta
                                         ----------------------------------
                                             Jeffrey J. Marcketta
                                             Chief Financial Officer